                                                                     EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS


We consent the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and use of our report on the financial statements of Calamos Investment Trust - Calamos Convertible Fund, Calamos Convertible Growth and Income Fund, (formerly Calamos Growth and Income Fund), Calamos Market Neutral Fund, (formerly Calamos Strategic Income Fund), Calamos Growth Fund, Calamos Global Convertible Fund (formerly Calamos Global Growth and Income Fund) and Calamos High Yield Fund dated May 19, 2000 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of Calamos Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-19228) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5443).





                                                               ERNST & YOUNG LLP


Chicago, Illinois
July 28, 2000